UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

WASHINGTON

 (State or Other Jurisdiction of

Incorporation or Organization)

91-1426372

(I.R.S. Employer

Identification No.)

5070 Old Ellis Pointe Suite 110

Roswell, Georgia 30076

(404) 567-4750

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

I2 TELECOM INTERNATIONAL, INC.

AMENDED AND RESTATED 2004 STOCK COMPENSATION PLAN

(Full Title of the Plan)

Andrew L. Berman, Chief Executive Officer

i2 Telecom International, Inc.

5070 Old Ellis Pointe Suite 110

Roswell, Georgia 30076

(404) 567-4750

 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

RICHARD F. DAHLSON

JACKSON WALKER L.L.P.

901 MAIN STREET, SUITE 6000

DALLAS, TEXAS 75202

(214) 953-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer [	]	Accelerated filer [	]
Non-accelerated filer [	]	Smaller reporting company[ X ]
(Do not mark if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, no par value	2,000,000 shares	$0.5275	$1,055,000.00	$58.87

(1) This Registration Statement shall also cover any additional shares of common stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock ofi2 Telecom International, Inc.

as reported on the OTC Bulletin Board on June 24, 2009.

Explanatory Note

On January 3, 2006, i2 Telecom International, Inc., a Washington corporation (the “Registrant”), filed a Registration Statement (File No. 333-130835) (the “Form S-8”) in accordance with the requirements of Form S-8 under the Securities Act to register 10,000,000 shares of its common stock that had been authorized and reserved for issuance under the i2 Telecom International, Inc. 2004 Stock Incentive Plan. On March 22, 2007, the Registrant filed Post-Effective Amendment No. 1 to the Form S-8 to amend the Form S-8 to register an additional 5,000,000 shares of the Registrant’s common stock in connection with the Registrant’s Amended and Restated 2004 Stock Incentive Plan and to update the disclosures in the Form S-8. On July 31, 2007, the Registrant filed Post-Effective Amendment No. 2 to the Form S-8 to amend the Form S-8 to register an additional 25,000,000 shares of the Registrant’s common stock in connection with the Registrant’s Amended and Restated 2004 Stock Incentive Plan and to update the disclosures in the Form S-8. The contents of the Form S-8, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, are hereby incorporated by reference into this Post-Effective Amendment No. 3.

Upon the filing of Amendment No. 2 to the Form S-8, the S-8 covered a total of 40,000,000 shares of common stock, subject to various adjustments as described herein. On May 14, 2009, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation, effecting a one-for-ten reverse stock split and proportionately reducing the number of shares covered by this Registration Statement to 4,000,000, in accordance with Rule 416(b) under the Securities Act of 1933.

This Post-Effective Amendment No. 3 to the Form S-8 is filed to amend the Form S-8 to register an additional 2,000,000 shares of the Registrant’s common stock in connection with the Registrant’s Amended and Restated 2004 Stock Incentive Plan (similarly amended and filed as Exhibit 4.1 hereto). Except as described herein, no other material changes have been made to the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated herein by reference and made a part hereof:

(i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on April 1, 2009;

(ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, since the end of the fiscal year covered by the Annual Report; and

(iii) The description of the Common Stock contained in the Company's on Form SB-2 (File No. 333-144108), filed with the Commission on June 28, 2007, including all amendments or reports filed for the purpose of updating such common stock description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated into this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Amended and Restated 2004 Stock Incentive Plan
5.1	Opinion and Consent of Jackson Walker L.L.P.
23.1	Consent of Freedman & Goldberg, Certified Public Accountants, PC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Roswell, Georgia, on this 25th day of June, 2009.

i2 Telecom International, Inc.
By:	\s\ Paul R. Arena
Paul R. Arena Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
\s\ Andrew L. Berman
ANDREW L. BERMAN	Director, Chief Executive Officer and President (Principal Executive Officer)	June 25, 2009
\s\ Paul R. Arena
PAUL R. ARENA	Director, Chairman of the Board and Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2009
\s\ Audrey L. Braswell
AUDREY L. BRASWELL	Director	June 25, 2009
\s\ Bruce Friedman
BRUCE C. FRIEDMAN	Director	June 25, 2009
\s\ Frederick D. Mapp
FREDERICK D. MAPP	Director	June 25, 2009
\s\ Timothy Mcgeehan
TIMOTHY MCGEEHAN	Director	June 25, 2009
\s\ Michael D. Reardon
MICHAEL D. REARDON	Director	June 25, 2009